UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2015 (December 28, 2015)

HELIUS MEDICAL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Wyoming	000-55364	36-4787690
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Suite 400, 41 University Drive
Newton, Pennsylvania	18940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 809-2018

_______________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

            Helius Medical Technologies, Inc. (the “Company”) is designing the PoNS™ device with the cooperation of the U.S. Army pursuant to an agreement known as a cooperative research and development agreement. On December 28, 2015, the Company’s wholly-owned subsidiary NeuroHabilitation Corporation, as cooperator, entered into Notice of Modification No. 3 (“Modification No. 3”) of the Amended Cooperative Research and Development Agreement (“CRADA”), with Advanced NeuroRehabilitation, LLC, Yuri Danilov, Mitchell Tyler, Kurt Kaczmarek, the U.S. Army Medical Material Agency and the U.S. Army Medical Material Development Activity. Modification No. 3 extends the expiration date of the CRADA to December 31, 2017.

             The preceding summary of the CRADA and the amendments thereto is qualified in its entirety by reference to Modification No. 3 which is attached hereto as Exhibit 2.1, the CRADA (filed as Exhibit 10.2 to the Company’s Form S-1 filed July 14, 2014), Modification No. 1 to the CRADA (filed as Exhibit 10.5 to the Company’s Form S-1 filed July 14, 2014) and Modification No. 2 to the CRADA ( filed as Exhibit 10.12 to the Form 10-12G filed on February 6, 2015).

Item 3.02 Unregistered Sales of Equity Securities.

            The information set forth in Item 8.01 below under the heading “Convertible Promissory Note” is incorporated by reference into this Item 3.02. The Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) thereunder for the issuance of the shares of its common stock (the “Common Stock”) and warrant discussed below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            On December 29, 2015, the Board of Directors of the Company (the “Board”) appointed Mr. Blane Walter and Dr. Huaizheng Peng to the Board. Concurrently with such appointments, Joyce LaViscount and Yuri Danilov resigned from the Board. The resignations of Ms. LaViscount and Mr. Danilov did not involve a dispute or disagreement with the Company or the Board. Ms. LaViscount will continue to serve as Chief Financial Officer and Chief Operating Officer of the Company and Mr. Danilov will continue to contribute to the scientific advancement of the PoNSTM device.

            In connection with their appointment to the Board, each of Mr. Walter and Dr. Peng has been granted an option to purchase up to 50,000 shares of Common Stock, at an exercise price equal to CAD $1.24. One-third of such shares will vest on each of the date of the grant, the first anniversary of the date of the grant and the second anniversary of the date of the grant.

            Mr. Walter and Dr. Peng have not engaged in any transactions with the Company or its subsidiaries that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

Item 8.01 Other Events.

Convertible Promissory Note

            On December 29, 2015, the Company drew down the remaining $5.0 million from the credit facility provided by A&B (HK) Company Limited (“A&B”) pursuant to the Convertible Promissory Note (the “Note”) dated October 9, 2015 in exchange for 5,555,556 shares of Common Stock at a price of $0.90 per share and a warrant to purchase 2,777,778 shares of Common Stock for a period of three (3) years with an exercise price of $1.35 per share, a 50% premium based on the price of the new shares. The shares will be subject to a four-month statutory hold period.

            Additionally, pursuant to the terms of the Note, the Company has granted A&B one director seat on the Board and appointed Mr. Peng to the Board as discussed in Item 5.02 above.

            The preceding summary of the Note is qualified in its entirety by reference to the Note, which is filed as Exhibit 10.1 to the Company’s Form 8-K filed October 16, 2015.

Press Release

            On December 31, 2015, the Company issued a press release to announce the information discussed in this Form 8-K. The press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits:

Exhibit Number	Description

2.1	Modification No. 3 to the CRADA, dated December 28, 2015
99.1	Press Release, dated December 31, 2015

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIUS MEDICAL TECHNOLOGIES, INC.

Date: December 31, 2015

	By:	/s/ Joyce LaViscount
	Name:	Joyce LaViscount
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

2.1	Modification No. 3 to the CRADA, dated December 28, 2015
99.1	Press Release, dated December 31, 2015